Exhibit 10.1

FIRST AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT

This FIRST AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT, dated as of April 28, 2016 (this “Agreement”), is entered into by and among RAYONIER INC., a North Carolina corporation (“Rayonier”), RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”) and RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”; each of Rayonier, TRS and ROC being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the several banks, financial institutions and other institutional lenders party hereto and COBANK, ACB (“CoBank”), as administrative agent (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:

(1)    The Borrowers, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of August 5, 2015 (as amended, supplemented or otherwise modified, the “Credit Agreement”);
(2)    The Borrowers have requested that (a) the Lenders and Voting Participants agree to certain amendments to the Credit Agreement as further described below and (b) certain Lenders provide Incremental Term Loan Advances with respect to an Incremental Term Loan Facility (herein designated, and hereinafter referred to, as the “2016 Incremental Term Loan Facility”) to ROC in an aggregate amount equal to $300,000,000 pursuant to the terms of Section 2.25(b) of the Credit Agreement; and
(3)    The Administrative Agent and the Lenders, Voting Participants and Incremental Term Loan Lenders party hereto are willing to agree to such amendments and, in the case of the Incremental Term Loan Lenders, to establish the 2016 Incremental Term Loan Facility and provide the Incremental Term Loan Advances thereunder, as applicable, upon the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and in order to induce the parties hereto to enter into the transactions described herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Administrative Agent, the Lenders, Voting Participants and Incremental Term Loan Lenders party hereto and the Borrowers hereby covenants and agrees as follows:
SECTION 1.    Definitions. All capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.
SECTION 2.    Amendments to Credit Agreement. Each of the Lenders and Voting Participants party hereto and each of the Borrowers agrees that the Credit Agreement is hereby amended as follows:
(a)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the

Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)    In the definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement, the word “or” immediately preceding clause (d)(ii) is hereby deleted, the period at the end of such clause (d)(ii) is hereby deleted, the word “or” is inserted at the end of such clause (d)(ii) and the following new clause (d)(iii) is inserted immediately following clause (d)(ii):
(iii) become the subject of a Bail-in Action.

(c)    The definition of “Guarantee Agreement” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Guarantee Agreement” means, collectively, (a) the Guarantee Agreement, dated as of the Closing Date, among Rayonier, TRS and ROC, as guarantors, and CoBank, as Administrative Agent, such agreement to be substantially in the form of Exhibit C hereto and (b) the 2016 Guarantee Agreement, dated as of April 28, 2016, among Rayonier and TRS as guarantors, and CoBank, as Administrative Agent.
(d)    In the definition of “Lenders” in Section 1.01 of the Credit Agreement, the following phrase is hereby inserted immediately following the first reference to “an Assignment and Assumption”:
or pursuant to Section 2.25

(e)    The definition of “Term Loan Advance” in Section 1.01 of the Credit Agreement, is hereby amended in its entirety to read as follows:
“Term Loan Advance” means an advance by a Lender to ROC as part of a Term Loan Borrowing.
(f)    In Section 2.02(a) of the Credit Agreement, the reference to “subsection (a) above” is hereby replaced with a reference to “this Section 2.02.”
(g)    In Section 2.03(b) of the Credit Agreement, the reference to “subsection (b)” is hereby replaced with a reference to “subsection (c).”
(h)    In Section 2.03(c) of the Credit Agreement, the reference to “Section 2.03(d)” is hereby replaced with a reference to “Section 2.03(e).”
(i)    In Section 2.03(d) of the Credit Agreement, the reference to “subsection (d)” in the second sentence is hereby replaced with a reference to “subsection (e).”
(j)    Section 2.07(a)(iii) of the Credit Agreement is hereby amended in its entirety to read as follows:
(iii)     Swing Line Loans. Swing Line Loans shall bear interest at a rate per annum equal at all times to the Alternate Base Rate then in effect, plus the Applicable Margin for Revolving Credit Advances that are Alternate Base Rate Advances.

(k)    In Section 2.22(a)(iv) of the Credit Agreement, the following phrase is hereby inserted at the beginning of the last sentence:
Subject to Section 8.16,

(l)    In Section 2.25(b)(i) of the Credit Agreement, the following phrase is hereby inserted at the beginning of such clause (i):
Subject to Section 2.25(b)(ii),

(m)    In Section 2.25(b)(ii)(B) of the Credit Agreement, in the second parenthetical, the following phrase is hereby inserted immediately following the words “need not be true and correct on any”:
Increased Amount Date or any

(n)    The last sentence in Section 2.25(b) of the Credit Agreement is hereby amended in its entirety to read as follows:
On or after any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, but within the applicable availability period and subject to the foregoing terms and conditions, each Incremental Term Loan Lender with an Incremental Term Loan Commitment shall make an Incremental Term Loan Advance to the applicable Borrower in an amount equal to its Incremental Term Loan Commitment and, if then not already a Lender, shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan Advance made pursuant thereto.

(o)    In Sections 3.02(a) and (b) of the Credit Agreement, the following phrase is hereby inserted at the beginning of each such section:
“Except as otherwise provided in any Incremental Term Loan Amendment with respect to a Borrowing of Incremental Term Loans,”

(p)    The following new clause (t) is hereby inserted immediately following Section 4.01(s):
No Borrower is an EEA Financial Institution.

(q)    In Section 5.01(k)(iii) of the Credit Agreement, the words “together with” are hereby deleted and replaced with the following phrase:
on the earlier of (x) the date that is five Business Days after the financial statements required under clause (i) or (ii) above, as applicable, are filed with the SEC and (y)(A) in the case of the financial statements required under clause (i) above, 50 days after the end of such Fiscal Quarter and (B) in the case of the financial statements required under clause (ii) above, 90 days after the end of such fiscal year,

(r)    The following new Section 8.16 is hereby inserted immediately following Section 8.15:
Section 8.16 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
SECTION 3.    Incremental Term Loans. This Section 3 is an Incremental Term Loan Amendment as referred to in the Credit Agreement, and each Borrower and each of the Incremental Term Loan Lenders with respect to the 2016 Incremental Term Loan Facility (each a “2016 Incremental Term Loan Lender”) identified on the signature pages hereto hereby agrees as follows:
(a)    Pursuant to Section 2.25(b) of the Credit Agreement, there is hereby established under the Credit Agreement a new Class of Incremental Term Loan Commitments (each a “2016 Incremental Term Loan Commitment”) to make Incremental Term Loan Advances to ROC (the “2016 Incremental Term Loan Advances”) under the 2016 Incremental Term Loan Facility to be made by the 2016 Incremental Term Loan Lenders. The amount of the 2016 Incremental Term Loan Commitment of each 2016 Incremental Term Loan Lender is set forth opposite such 2016 Incremental Term Loan Lender’s name on Schedule I hereto. Subject to the terms and conditions set forth in Section 4 below, and in Section 2.25(b) of the Credit Agreement, each 2016 Incremental Term Loan Lender party hereto severally agrees to make an Incremental Term Loan Advance with respect to the 2016 Incremental Term Loan Facility to ROC in Dollars in one advance on the 2016 Increased Amount Date referred to below in the amount of such Lender’s 2016 Incremental Term Loan Commitment. The aggregate amount of the 2016 Incremental Term Loan Commitments is THREE HUNDRED MILLION DOLLARS ($300,000,000) as of the 2016 Increased Amount Date.
(b)    To request the Borrowing of 2016 Incremental Term Loan Advances under this Section 3, ROC shall submit a Notice of Borrowing to the Administrative Agent not later than (x) 12:00 Noon (New York City time) on the third Business Day prior to the 2016 Increased Amount Date in the case of a Borrowing to be comprised of Eurodollar Rate Advances or (y) 12:00 Noon (New York City time) on the 2016 Increased Amount Date in the case of a Borrowing to be comprised of Alternate Base Rate Advances, subject to the same requirements of a Notice of Borrowing for Revolving Credit Advances and Term Loan Advances as provided in Section 2.02 of the Credit Agreement; provided that, in the case of the initial Advance of the 2016 Incremental Term Loan Advances to be made on the 2016 Increased Amount Date, the Interest Period with respect to such Advance shall be such period as is acceptable to the Administrative Agent in its sole discretion.
(c)    The closing date for the 2016 Incremental Term Loan Facility is April 28, 2016 (the “2016 Increased Amount Date”).
(d)    The Maturity Date for the 2016 Incremental Term Loan Advances is April 28, 2026.
(e)    A portion of the proceeds of the 2016 Incremental Term Loan Advances shall be used to finance a timberland acquisition on or within three (3) Business Days of the 2016 Increased Amount Date, including related fees and expenses, and the remaining portion of the proceeds of the 2016 Incremental Term Loan Advances shall be used to repay outstanding Revolving Credit Advances on the last day of the Interest Period applicable to such Advances as of the Increased Amount Date.
(f)    The 2016 Incremental Term Loan Advances shall constitute obligations of ROC and shall be guaranteed with all Term Loan Advances on a pari passu basis.

(g)    Each of the 2016 Incremental Term Loan Lenders party hereto and ROC hereby agrees that (a) the 2016 Incremental Term Loan Advances shall not be subject to scheduled amortization and (b) the Applicable Margins for the 2016 Incremental Term Loan Advances shall be equal to the applicable percentage set forth below corresponding to the Leverage Ratio then in effect as set forth below.

Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Rate Advances	Applicable Margin for Alternate Base Rate Advances
Level I	≤ 25%	1.775%	0.775%
Level II	> 25% but ≤ 50%	1.900%	0.900%
Level III	> 50% but ≤ 60%	2.150%	1.150%
Level IV	> 60%	2.400%	1.400%

For purposes of determining the Applicable Margin with respect to the 2016 Incremental Term Loan Advances:
(i)    The Applicable Margin shall be set at Level II until receipt of the Compliance Certificate for the measurement period ending June 30, 2016 (unless any prior financial statements demonstrate that a higher Pricing Level should have been applicable during such period, in which case such higher Pricing Level shall be deemed to be applicable during such period).
(ii)    The Applicable Margin shall be recomputed as of the end of each fiscal quarter ending on and after the measurement period ending on June 30, 2016 based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin computed as of a quarter end shall be effective no later than five (5) Business Days following the date on which the certificate evidencing such computation is due to be delivered under 5.01(k)(iii) of the Credit Agreement. If a certificate is not delivered when due in accordance with such Section 5.01(k)(iii) of the Credit Agreement then the rates in Level IV shall apply as of the first Business Day after the date on which such certificate was required to have been delivered and shall remain in effect until the date on which such certificate is delivered.
(iii)    If, as a result of any restatement of or other adjustment to the financial statements of Rayonier or for any other reason, Rayonier or the Lenders determine that (i) the Leverage Ratio as calculated by Rayonier as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United

States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.3 or Section 2.23 of the Credit Agreement.
(h)    Scheduled Interest. (i) ROC shall pay interest on the unpaid principal amount of each 2016 Incremental Term Loan Advance until such principal amount shall be paid in full, at the following rates per annum:
(A)    During such periods as a 2016 Incremental Term Loan Advance is an Alternate Base Advance, a rate per annum equal at all times to the sum of (y) the Alternate Base Rate in effect from time to time plus (z) the Applicable Margin for 2016 Incremental Loan Advances that are Alternate Base Rate Advances in effect from time to time, payable in arrears quarterly on the first Business Day of each April, July, October and January, during such periods.
(B)    During such periods as a 2016 Incremental Term Loan Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (y) the Eurodollar Rate for such Interest Period for such Advance plus (z) the Applicable Margin for 2016 Incremental Term Loan Advances that are Eurodollar Rate Advances in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Advance shall be Converted or paid in full.

(ii)    Default Interest. At any time during which ROC shall fail (x) to pay any principal of any 2016 Incremental Term Loan Advance when the same becomes due and payable, or (y) to perform or observe any term, covenant or agreement contained in Section 5.04 of the Credit Agreement, the Administrative Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest (“Default Interest”) on (A) the unpaid principal amount of each 2016 Incremental Term Loan Advance owing to each Lender by ROC, payable in arrears on the dates referred to in clauses (i)(A) and (i)(B) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such 2016 Incremental Term Loan Advance pursuant to clauses (i)(A) and (i)(B) above, and (B) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Advances that are Alternate Base Rate Advances pursuant to Section 2.07(a)(i)(A) of the Credit Agreement, provided, however, that following acceleration of the Advances pursuant to Section 6.01 of the Credit Agreement, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

(i)    ROC agrees that upon notice by any 2016 Incremental Term Loan Lender to ROC (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such 2016 Incremental Term Loan Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the 2016 Incremental Term Loan Advances owing to, or to be made by, such 2016 Incremental Term Loan Lender, ROC shall promptly execute and deliver to such 2016 Incremental Term Loan Lender, a 2016 Incremental Term Loan Note in the form of Exhibit A attached hereto, payable to the order of such 2016 Incremental Term Loan Lender in a principal amount up to the 2016 Incremental Term Loan Commitment of such 2016 Incremental Term Loan Lender.
(j)    Each 2016 Incremental Term Loan Lender party hereto agrees not to assign its 2016 Incremental Term Loan Commitment hereunder without the consent of ROC (such consent not to be unreasonably withheld or delayed and provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof) unless (a) an Event of Default has occurred and is continuing at the time of such assignment or (b) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.
SECTION 4.    Conditions of Effectiveness. This Agreement shall become effective on the 2016 Increased Amount Date upon the satisfaction of the conditions precedent set forth in this Section 4:
(a)    The Administrative Agent (or its counsel) shall have received from each Borrower and from each other party hereto (including the Administrative Agent, the 2016 Incremental Term Loan Lenders and such other Lenders and Voting Participants constituting the Required Lenders) an executed signature page counterpart of this Agreement.
(b)    The Administrative Agent shall have received an officer’s certificate from each Borrower including (i) the authorization of the execution, delivery and performance by such Borrower of this Agreement and, in the case of ROC, the borrowing of the 2016 Incremental Term Loan Advances, (ii) a certification that, after giving effect to the funding of the 2016 Incremental Term Loan Facility on a pro forma basis, Rayonier shall have a Leverage Ratio not greater than 50%, (iii) before and after giving effect to the 2016 Incremental Term Loan Advances, each of the representations and warranties in Article IV of the Credit Agreement shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) as of the 2016 Increased Amount Date, or if such representation speaks of an earlier date, as of such earlier date and (iv) no default or event of default under the Credit Agreement shall have occurred and be continuing or would result from the borrowing of the 2016 Incremental Term Loans.
(c)    The Administrative Agent shall have received a duly executed copy of a guarantee agreement with respect to the 2016 Incremental Term Loan Facility in the form attached hereto as Exhibit B.
(d)    Each 2016 Incremental Term Loan Lender requesting a 2016 Incremental Term Loan Note shall have received a copy of such 2016 Incremental Term Loan Note duly executed by ROC.
(e)    The Administrative Agent shall have received, to the extent invoiced in reasonable detail at least one (1) Business Day prior to the 2016 Increased Amount Date, reimbursement or payment of all reasonable out of pocket expenses (including reasonable fees, charges and disbursements of Moore & Van Allen PLLC) required to be reimbursed or paid by the Borrowers pursuant to Section 8.04 of the Credit Agreement in connection with the preparation, negotiation, execution and delivery of this Agreement.

SECTION 5.    Confirmation of Representations and Warranties. Each Borrower hereby represents and warrants, on and as of the date hereof, that (i) the execution, delivery and performance by such Borrower of this Agreement and the transactions contemplated hereby have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Borrower, and (ii) this Agreement has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, subject to (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (3) implied covenants of good faith and fair dealing.
SECTION 6.    Consent and Ratification of Guarantee. Each of the Borrowers hereby consents to the provisions of this Agreement in its capacity as a Guarantor, and ratifies the provisions of the Guarantee Agreement.
SECTION 7.    Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.    Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 9.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.    Jurisdiction; Consent to Service of Process.
(a)    Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(b)    Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
RAYONIER INC.

By    /s/ ANDREW K. FRICKE
    Name: Andrew K. Fricke
Title: Treasurer

RAYONIER OPERATING COMPANY LLC

By    /s/ ANDREW K. FRICKE
    Name: Andrew K. Fricke
Title: Treasurer

RAYONIER TRS HOLDINGS INC.

By    /s/ ANDREW K. FRICKE
    Name: Andrew K. Fricke
Title: Treasurer

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

COBANK, ACB, as Administrative Agent

By    /s/ ZACHARY CARPENTER
    Name: Zachary Carpenter
Title: Vice President

COBANK, FCB, as Lender

By    /s/ ZACHARY CARPENTER
    Name: Zachary Carpenter
    Title: Vice President

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

AMERICAN AGCREDIT, PCA, as a Lender and a 2016 Incremental Term Loan Lender

By    /s/ MICHAEL J. BALOK
    Name: Michael J. Balok
Title: Vice President

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By    /s/ CHRISTOPHER DAY
    Name: Christopher Day
    Title: Authorized Signatory

By    /s/ MAX WALLINS
    Name: Max Wallins
Title: Authorized Signatory

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

FARM CREDIT OF FLORIDA, ACA, as a Lender and a 2016 Incremental Term Loan Lender

By /s/ MARCUS A. BOONE
    Name: Marcus A. Boone
Title: Senior Vice President &
Chief Lending Officer

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

FARM CREDIT SERVICES OF AMERICA, PCA, as a Lender and a 2016 Incremental Term Loan Lender

By /s/ BRUCE DEAN
    Name: Bruce Dean
Title: Vice President

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By    /s/ ANTJE FOCKE
    Name: Antje Focke
Title: Executive Director

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

SUNTRUST BANK, as a Lender

By    /s/ CHRIS HURSEY
    Name: Chris Hursey
Title: Director

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

1ST FARM CREDIT SERVICES, FLCA, as a Voting Participant

By    /s/ LEE FUCHS
    Name: Lee Fuchs
Title: Vice President, Capital Markets Group

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

AGFIRST FARM CREDIT BANK, as a Voting Participant

By    /s/ STEVEN J O'SHEA
    Name: Steven J O'Shea
Title: Vice President

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

AGSTAR FINANCIAL SERVICES, FLCA, as a Voting Participant

By    /s/ GRAHAM J. DEE
    Name: Graham J. Dee
Title: Vice President Capital Markets

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

FARM CREDIT BANK OF TEXAS, as a Voting Participant

By    /s/ LUIS M. H. REQUEJO
    Name: Luis M. H. Requejo
Title: Director Capital Markets

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

FARM CREDIT EAST, ACA, as a Voting Participant

By    /s/ KERRI B. SEARS
    Name: Kerri B. Sears
Title: Vice President

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

FARM CREDIT MID-AMERICA, FLCA, as a Voting Participant

By    /s/ RALPH M. BOWMAN
    Name: Ralph M. Bowman
Title: Vice President

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

FARM CREDIT WEST, FLCA, as a Voting Participant

By    /s/ ROBERT STORNETTA
    Name: Robert Stornetta
Title: Vice President

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

NORTHWEST FARM CREDIT SERVICES, FLCA, as a Voting Participant

By    /s/ JEREMY A. ROEWE
    Name: Jeremy A. Roewe
Title: Vice President

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

UNITED FCS d/b/a FCS COMMERCIAL FINANCE GROUP, as a Voting Participant

By    /s/ LISA CASWELL
    Name: Lisa Caswell
Title: Vice President

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

SCHEDULE I

2016 INCREMENTAL TERM LOAN COMMITMENT AMOUNTS

2016 Incremental Term Loan Lender	2016 Incremental Term Loan Commitment
American AgCredit, PCA	$6,000,000.00
Farm Credit of Florida, ACA*	$279,000,000.00
Farm Credit Services of America, PCA	$15,000,000.00
TOTAL	$300,000,000.00

* Farm Credit of Florida is assigning $274,000,000 of its 2016 Incremental Term Loan Commitment to CoBank, FCB on the 2016 Increased Amount Date.

RAYONIER INC.
FIRST AMENDMENT AND INCREMENTAL TERM LOAN AMENDMENT

EXHIBIT A

FORM OF
2016 INCREMENTAL TERM LOAN NOTE
Dated:             , 2016
FOR VALUE RECEIVED, the undersigned, Rayonier Operating Company LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of __________ (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement) on the Maturity Date (as defined in the Incremental Term Loan Agreement referred to below) the principal amount of each 2016 Incremental Term Loan Advance from time to time made by the Lender to the Borrower pursuant to (a) the Credit Agreement, dated as of August 5, 2015, among Rayonier Inc., Rayonier TRS Holdings, Inc. and Rayonier Operating Company LLC, as borrowers, the lenders parties thereto and CoBank, ACB, as Issuing Bank, Swing Line Lender and Administrative Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”) and (b) the First Amendment and Incremental Term Loan Agreement, dated as of April [ ], 2016, (the “Incremental Term Loan Agreement”; capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Credit Agreement or Incremental Term Loan Agreement, as applicable), among Rayonier Inc., Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC, as borrowers, the Lender and certain other lenders party thereto and CoBank, ACB as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each 2016 Incremental Term Loan Advance from the date of such 2016 Incremental Term Loan Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement and the Incremental Term Loan Agreement, as applicable.
Both principal and interest are payable in lawful money of the United States of America to CoBank, as Administrative Agent, at the Administrative Agent’s Account, in same day funds. Each 2016 Incremental Term Loan Advance made by the Lender to the Borrower pursuant to the Credit Agreement or the Incremental Term Loan Agreement, as applicable, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, may be endorsed on the grid attached hereto which is part of this 2016 Incremental Term Loan Note.
This 2016 Incremental Term Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the Incremental Term Loan Agreement. The Credit Agreement and the Incremental Term Loan Agreement, among other things, (i) provide for the making of 2016 Incremental Term Loan Advances by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such 2016 Incremental Term Loan Advance being evidenced by this Term Loan Note and (ii) contain provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This 2016 Incremental Term Loan Note shall be governed by, and construed in accordance with, the laws of the State of New York.
RAYONIER OPERATING COMPANY LLC
By
Name:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of 2016 Incremental Term Loan Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B

2016 GUARANTEE AGREEMENT

2016 GUARANTEE AGREEMENT dated as of April 28, 2016 (this “Agreement”), among (a) RAYONIER INC., a North Carolina corporation (“Rayonier”), (b) RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”) and (c) COBANK, ACB, as administrative agent (the “Administrative Agent”) for the Guaranteed Parties (as defined below).
Reference is made to (a) the Credit Agreement dated as of August 5, 2015 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among Rayonier, TRS and RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”), as borrowers, the lenders from time to time party thereto (the “Lenders”) and CoBank, ACB, as Issuing Bank (the “Issuing Bank”), as Swing Line Lender (the “Swing Line Lender”) and as Administrative Agent and (b) the First Amendment and Incremental Term Loan Agreement dated as of April 28, 2016 (the “Incremental Term Loan Agreement”), among Rayonier, TRS and ROC, as borrowers, the Lenders party thereto, the 2016 Incremental Term Loan Lenders from time to time party thereto (as defined in the Incremental Term Loan Agreement) and CoBank, ACB as Administrative Agent.
Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement or the Incremental Term Loan Agreement, as applicable.
It is a condition precedent to the effectiveness of the Incremental Term Loan Agreement that the Guarantors (as defined below) execute and deliver this Agreement.
Each of the Guarantors is a Borrower under (and as defined in) the Credit Agreement and acknowledges that it will derive substantial benefit from the making of the 2016 Incremental Term Loan Advances by the 2016 Incremental Term Loan Lenders.
Accordingly, the parties hereto agree as follows:
1.    Certain Defined Terms. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Hedge Obligation” means, with respect to any Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of such Hedge Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 21 and any other “keepwell, support or other agreements” for the benefit of such Guarantor) at the time the Guarantee of, or the grant of such security interest by, such

Guarantor becomes effective with respect to such related Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such Guarantee or grant of security interest is or becomes illegal.
“Hedge Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Qualified ECP Guarantor” means, in respect of any Hedge Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of security interest becomes effective with respect to such Hedge Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
2.    Guarantee. Each of Rayonier and TRS (collectively, the “Guarantors”) unconditionally guarantees, jointly with each other Guarantor and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment by ROC of (x) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the 2016 Incremental Term Loan Advances made to ROC, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (y) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of ROC to the Administrative Agent and each Lender under the 2016 Incremental Term Loan Facility established under the Incremental Term Loan Agreement and the other Loan Documents (collectively, the “Guaranteed Parties”), whether such amounts shall have accrued prior to, on or after the 2016 Increased Amount Date and (ii) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of ROC, monetary or otherwise, under or pursuant to the 2016 Incremental Term Loan Facility established under the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (i) and (ii) being collectively called the “Obligations”). For the avoidance of doubt, the Obligations shall not include any Excluded Hedge Obligation.
Anything contained in this Agreement to the contrary notwithstanding, the obligations of TRS hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such obligations subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of TRS contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of TRS pursuant to (i) applicable law, or (ii) any agreement providing for an equitable allocation among TRS and other Affiliates of Rayonier of obligations arising under Guarantees by such parties.
Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.
3.     Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to ROC and any other guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by, and each Guarantor hereby waives any defense arising by reason of, (i) the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against ROC or any other guarantor under the provisions of the Credit Agreement, the Incremental Term Loan Agreement any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (iii) the failure to take or perfect any security interest in, or the release of, any collateral security held by or on behalf of any Guaranteed Party.
4.     Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any collateral security held for payment of the Obligations or any balance of any deposit or other account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of ROC or any other person.
5.     No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of ROC’s Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f)), including any claim of waiver, release, surrender, alteration or compromise of any of ROC’s Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of such Obligations, any law or regulation of any jurisdiction or any other event affecting any term of a Obligation or any other circumstance that might constitute a defense of ROC or any Guarantor. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, the Incremental Term Loan Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of ROC’s Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any

Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all of ROC’s Obligations), and each Guarantor hereby waives any defense arising by reason of any of the foregoing actions.
6.    Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of ROC or the unenforceability of ROC’s Obligations or any part thereof from any cause or the cessation from any cause of the liability of ROC (other than the final and indefeasible payment in full in cash of ROC’s Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f)). The Administrative Agent and the other Guaranteed Parties may, at their election, foreclose on any collateral security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such collateral security in lieu of foreclosure, compromise or adjust any part of ROC’s Obligations, make any other accommodation with ROC or any other guarantor or exercise any other right or remedy available to them against ROC or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent ROC’s Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against ROC, any other Guarantor or guarantor, as the case may be, or any collateral security.
7.    Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, each Guarantor hereby agrees that, upon the failure of ROC to pay any of its Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, such Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Guaranteed Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Guaranteed Party as provided above, all rights of such Guarantor against ROC arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all ROC’s Obligations. In addition, any indebtedness of ROC now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations during the existence of an Event of Default. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right, or (ii) any such indebtedness of ROC, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of ROC’s Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
8.    Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of ROC’s financial condition and assets, all other circumstances bearing upon the risk of nonpayment of ROC’s Obligations and the nature, scope and extent of the risks that such

Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
9.    Representations and Warranties; Taxes. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement or any other Loan Document are true and correct in all material respects except for representations and warranties which by their terms refer to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except for representations and warranties which are qualified by materiality (in which case such representations and warranties shall be true and correct). Each Guarantor agrees that the provisions of Section 2.15 of the Credit Agreement shall apply equally to each Guarantor with respect to the payments made by it hereunder.
10.     Termination. The Guarantees made by the Guarantors hereunder with respect to the Obligations (i) shall terminate when all the Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f), have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guaranteed Party or any Guarantor upon the bankruptcy or reorganization of ROC or any Guarantor or otherwise.
11.    Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter this Agreement shall be binding upon, and inure to the benefit of such Guarantor the Administrative Agent and the other applicable Guaranteed Parties and their respective successors and assigns, except that no Guarantor may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (except in connection with any transaction permitted by Section 5.03(c) or Section 5.03(d) of the Credit Agreement) (and any such attempted assignment or transfer by any party hereto shall be null and void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
12.    Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Guaranteed Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.
Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
13.     Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
14.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.02 of the Credit Agreement.
15.    Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Guaranteed Parties and shall survive the making by the Lenders of the 2016 Incremental Term Loan Advances regardless of any investigation made by the Guaranteed Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any 2016 Incremental Term Loan Advance or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid, or the 2016 Incremental Term Loan Commitments have not been terminated.
(b)    In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
16.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
17.    Rules of Interpretation. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement.
18.    Jurisdiction; Consent to Service of Process. (a) Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Guaranteed Party, the Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Guaranteed Party or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or such Person’s properties in the courts of any jurisdiction.
(b)    Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (a) of Section 18 of this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party hereto irrevocably consents to service of process at the address provided for notices in Section 14. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
19.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER

LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
20.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Guaranteed Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Guaranteed Party or any such Affiliate, to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Guaranteed Party or their respective Affiliates, irrespective of whether or not such Guaranteed Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Guarantor different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and their respective Affiliates under this Section 20 are in addition to other rights and remedies (including other rights of set-off) that such Guaranteed Party or their respective Affiliates may have.
21.    Keepwell. Each Borrower and each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each other Guarantor as may be needed by such Guarantor from time to time to honor all of its obligations under this Agreement and the other Loan Documents to which it is a party with respect to Hedge Obligations that would, in the absence of the agreement in this Section 21, otherwise constitute Excluded Hedge Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Borrowers’ and such Qualified ECP Guarantors’ obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrowers and the Qualified ECP Guarantors under this Section 21 shall remain in full force and effect until the Revolving Credit Obligations and the Term Loan Obligations have been indefeasibly paid and performed in full. The Borrowers and the Qualified ECP Guarantors intend this Section 21 to constitute, and this Section 21 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Guarantor for all purposes of the Commodity Exchange Act.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
GUARANTORS:                RAYONIER INC.
By
Name:
Title:
RAYONIER TRS HOLDINGS INC.
By
Name:
Title:

COBANK, ACB, as Administrative Agent
By:
Name:
Title: